UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): January 23, 2012

Pharma-Bio Serv, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-50956	20-0653570
(Commission File Number)	(I.R.S. Employer Identification No.)

6 Road 696, Dorado, Puerto Rico	00646
(Address of Principal Executive Offices)	(Zip Code)

(787) 278-2709
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 23, 2012, Pharma-Bio Serv, Inc. (the "Company") amended the Employment Agreement of Elizabeth Plaza, President and Chief Executive Officer of the Company, dated January 2, 2008, as amended (the "Amendment").  The Amendment modifies Ms. Plaza's annual salary from $250,000 to $300,000.  Also, pursuant to the terms of the Amendment, the Company waived on a one time basis the provisions of Ms. Plaza's employment agreement which limits Ms. Plaza's discretionary bonus to no more than 50% of her salary and the Compensation Committee approved a discretionary bonus of $175,000 for Ms. Plaza.

On January 23, 2012, Ms. Plaza was granted a stock option to purchase 250,000 shares of common stock of the Company at an exercise price of $0.792.  The stock option expires on January 23, 2017 and vests in three equal annual installments beginning on January 23, 2013.

A copy of the Amendment is attached as Exhibit 10.1 to this report and is incorporated herein by this reference.

Item 9.01.  Financial Statements and Exhibits.

(d)       Exhibits

Exhibit No.	Description
99.1	Seventh Employment Agreement Amendment, dated January 23, 2012 and effective as of January 1, 2012, by and between the Company and Elizabeth Plaza.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PHARMA-BIO SERV, INC.

Date: January 23, 2012	By:	/s/ Elizabeth Plaza
Elizabeth Plaza
President and Chief Executive Officer
(principal executive officer)

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Exhibit Index

Exhibit No.	Description
99.1	Seventh Employment Agreement Amendment, dated January 23, 2012 and effective as of January 1, 2012, by and between the Company and Elizabeth Plaza.

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